Exhibit 99.1

News Release

JLL Reports Financial Results for Second-Quarter 2024
Diluted earnings per share were $1.75, up from $0.05 last year; adjusted diluted earnings per share1 were $2.55, up from $2.12
CHICAGO, August 6, 2024 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the second quarter of 2024. Continued momentum in Resilient6 business line revenue was complemented by solid growth in Transactional6 revenues. These revenue factors, along with the benefit of recent and ongoing cost management efforts, helped deliver strong profit performance for the second quarter.
•Second-quarter revenue was $5.6 billion, up 12% in local currency1
•Resilient6 revenues increased 16% in local currency and Transactional6 revenues grew 5% in local currency
◦Work Dynamics again achieved double-digit growth, highlighted by a 19% increase in Workplace Management
◦Property Management, within Markets Advisory, was up 8% with contributions from most geographies
◦Leasing, also within Markets Advisory, increased 5% with broad-based geographic growth led by improvement in the office sector
◦Capital Markets delivered modest growth, up 3%, even as investment sales market volumes remain historically suppressed
•Continued profitability improvement primarily driven by revenue growth and the benefit of cost mitigation actions
•Higher cash provided by operating activities contributed to nearly $150 million decrease in net debt for the quarter and improved leverage ratio
"We are pleased with our second quarter results as Work Dynamics led strong resilient revenue growth and our transactional business lines benefited from investments we have made to take advantage of greater commercial real estate activity,” said Christian Ulbrich, JLL CEO. “Our bottom-line performance demonstrated the success of our recent and ongoing cost management efforts. In addition to remaining focused on scaling our platform as we anticipate future growth, our connected and diversified platform, along with strategic investments to further differentiate our business, will enhance long-term stakeholder value."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	% Change in USD	% Change in LC	2024	2023	% Change in USD	% Change in LC

Revenue	$5,628.7	$5,052.5	11%	12%	$10,753.2	$9,768.0	10%	10%

Net income (loss) attributable to common shareholders	$84.4	$2.5	n.m.	n.m.	$150.5	$(6.7)	n.m.	n.m.
Adjusted net income attributable to common shareholders[1]	123.2	102.2	21%	23%	209.2	136.4	53%	59%

Diluted earnings (loss) per share	$1.75	$0.05	n.m.	n.m.	$3.12	$(0.14)	n.m.	n.m.
Adjusted diluted earnings per share[1]	2.55	2.12	20%	23%	4.33	2.82	54%	59%

Adjusted EBITDA[1]	$246.3	$225.1	9%	11%	$433.4	$338.0	28%	31%

Cash flows from operating activities	$273.9	$237.0	16%	n/a	$(403.6)	$(479.3)	16%	n/a
Free Cash Flow[5]	235.7	198.1	19%	n/a	(485.0)	(567.5)	15%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Second-Quarter 2024 - Page 2
Consolidated Second-Quarter 2024 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Markets Advisory	$1,078.8	$1,025.4	5%	6%	$2,028.9	$1,931.8	5%	5%
Capital Markets	457.6	448.0	2	3	835.2	805.1	4	4
Work Dynamics	3,933.3	3,374.6	17	17	7,572.8	6,650.8	14	14
JLL Technologies	56.4	60.6	(7)	(7)	110.3	122.0	(10)	(10)
LaSalle	102.6	143.9	(29)	(27)	206.0	258.3	(20)	(19)
Total revenue	$5,628.7	$5,052.5	11%	12%	$10,753.2	$9,768.0	10%	10%
Gross contract costs[5]	$3,747.4	$3,205.8	17%	18%	$7,246.1	$6,339.1	14%	15%
Platform operating expenses	1,717.4	1,685.7	2	2	3,227.3	3,214.4	—	1
Restructuring and acquisition charges[4]	11.5	11.8	(3)	(2)	13.2	47.5	(72)	(72)
Total operating expenses	$5,476.3	$4,903.3	12%	12%	$10,486.6	$9,601.0	9%	10%
Net non-cash MSR and mortgage banking derivative activity[1]	$(11.8)	$(0.6)	n.m.	n.m.	$(20.8)	$(2.4)	(767)%	(753)%
Adjusted EBITDA[1]	$246.3	$225.1	9%	11%	$433.4	$338.0	28%	31%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Second-Quarter 2024 - Page 3
Revenue
Revenue increased 12% compared with the prior-year quarter.
Businesses with Resilient6 revenues continued to deliver strong revenue growth, collectively up 16%, highlighted by Workplace Management, within Work Dynamics, up 19%, and Property Management, within Markets Advisory, up 8%. Transactional-revenue businesses grew modestly, collectively up 5%.
The collective increase in Transactional6 revenue was led by Project Management, within Work Dynamics, which grew 13% and Leasing, within Markets Advisory, up 5%. In addition, excluding the impact of non-cash MSR and mortgage banking derivative activity, Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, grew 4%. These increases were meaningfully offset by the expected decline in LaSalle incentive fees, as the prior-year quarter had significant fees associated with the disposition of assets on behalf of clients.
Refer to segment performance highlights for additional detail. The following chart reflects changes in revenue ($ in millions), and percentage changes, for the second quarter of 2024 compared with 2023.

QTD Revenue Growth by Segment
(Q2 2024 vs. Q2 2023)
$600
$500
$400
$300
$200
$100
$0
-$100
$53
6%
$10
3%
$559
17%
(7%)
$(4)
(27%)
$(41)
$576
12%
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle
Consolidated

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JLL Reports Financial Results for Second-Quarter 2024 - Page 4
Net income and Adjusted EBITDA
Net income attributable to common shareholders for the second quarter was $84.4 million, compared with $2.5 million in 2023, and Adjusted EBITDA was $246.3 million, compared with $225.1 million last year.
Diluted earnings per share for the second quarter were $1.75 compared with $0.05 in the prior year. In the prior-year quarter, diluted earnings per share reflected $103.5 million of net equity losses, representing $1.69 per share, predominantly associated with JLL Technologies. Adjusted diluted earnings per share were $2.55 for the second quarter compared with $2.12 in 2023. The effective tax rates for the second quarters of 2024 and 2023 were 19.5% and 21.0%, respectively.
The growth in consolidated profit was primarily attributable to (i) higher revenues, particularly Resilient revenues as well as certain Transactional revenue streams like Leasing, within Markets Advisory, (ii) the benefit of cost reduction actions largely executed in 2023 coupled with continued cost discipline and (iii) a positive impact associated with the year-over-year timing of incentive compensation accruals. These positive profit drivers were partially offset by (i) $18.0 million of expense, within Capital Markets, associated with the August 2024 repurchase of a loan, (ii) a $12.2 million year-over-year increase in carried interest expense, within JLL Technologies, primarily as a result of the prior-year quarter's reduction in carried interest expense associated with investment equity losses and (iii) LaSalle segment performance, primarily due to expected lower incentive fees.
Net income attributable to common shareholders was $150.5 million for the six months ended June 30, 2024, compared with a net loss of $6.7 million last year, and Adjusted EBITDA was $433.4 million this year, compared with $338.0 million in 2023. Diluted earnings per share was $3.12 for the six months ended June 30, 2024, up from diluted loss per share of $0.14 in 2023; adjusted diluted earnings per share were $4.33, compared with $2.82 last year.

The following chart reflects the aggregation of segment Adjusted EBITDA for the second quarter of 2024 and 2023.
Aggregation of Segment Adjusted EBITDA (in millions)

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JLL Reports Financial Results for Second-Quarter 2024 - Page 5
Cash Flows and Capital Allocation:
Net cash provided by operating activities was $273.9 million for the second quarter of 2024, compared with $237.0 million in the prior-year quarter. Free Cash Flow5 was an inflow of $235.7 million this quarter, compared with $198.1 million in the prior year. The year-over-year higher cash inflow was primarily driven by improved business performance, partially offset by the timing of corporate tax payments.
In the second quarter of 2024, the company repurchased 103,701 shares for $20.1 million. In the second quarter of 2023, 139,295 shares were repurchased, returning $20.0 million to shareholders. As of June 30, 2024, $1,053.4 million remained authorized for repurchase.
In the second quarter of 2024, the company acquired SKAE Power Solutions (SKAE), a New York-based provider of data center technical and project management services. Total purchase consideration included cash paid at closing as well as future payments for guaranteed deferred consideration and contingent earn-outs.
Net Debt, Leverage and Liquidity5:

	June 30, 2024	March 31, 2024	June 30, 2023

Total Net Debt (in millions)	$1,752.0	1,900.8	1,941.5

Net Leverage Ratio	1.7x	1.9x	2.0x

Corporate Liquidity (in millions)	$2,449.4	2,301.7	1,902.5
The decrease in Net Debt from March 31, 2024, reflected incremental cash flows from operating activities during the second quarter of 2024. The Net Debt reduction from June 30, 2023, was largely attributable to improved cash flows from operations over the trailing twelve months ended June 30, 2024, compared with the twelve-month period ended June 30, 2023.
In addition to the Corporate Liquidity detailed above, the company initiated a commercial paper program (the "Program") with $2.5 billion authorized for issuance. The company intends to use proceeds from the Program for general corporate purposes, including the repayment of outstanding borrowings under the existing credit facility. As of June 30, 2024, there were no amounts issued and outstanding under the Program.
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JLL Reports Financial Results for Second-Quarter 2024 - Page 6
Markets Advisory Second-Quarter 2024 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$1,078.8	$1,025.4	5%	6%	$2,028.9	$1,931.8	5%	5%
Leasing	619.1	591.4	5	5	1,116.4	1,078.4	4	4
Property Management	436.6	409.9	7	8	866.3	810.1	7	8
Advisory, Consulting and Other	23.1	24.1	(4)	(3)	46.2	43.3	7	7
Segment operating expenses	$965.6	$941.4	3%	3%	$1,837.3	$1,792.2	3%	3%
Segment platform operating expenses	652.9	657.1	(1)	—	1,219.7	1,228.8	(1)	—
Gross contract costs[5]	312.7	284.3	10	11	617.6	563.4	10	11
Adjusted EBITDA[1]	$129.6	$99.4	30%	30%	$224.9	$171.0	32%	31%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The increase in Markets Advisory revenue was primarily driven by Leasing, which achieved growth in most geographies, most notably in the U.S., Greater China, India and Germany. The number of larger-scale deals, where JLL has historically had a greater presence, increased over the prior-year quarter. In addition, Leasing growth was led by the office sector, which saw increased deal size and transaction volumes, partially offset by industrial which had a decline in both deal size and volume. Property Management revenue growth was led by expansion in the Americas and Asia Pacific, including incremental revenue associated with pass-through expenses.
The Adjusted EBITDA increase was predominantly driven by revenue growth and the benefit of cost management actions largely executed in 2023. In addition, the timing of incentive compensation accruals positively impacted year-over-year profit performance for the quarter.
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JLL Reports Financial Results for Second-Quarter 2024 - Page 7
Capital Markets Second-Quarter 2024 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$457.6	$448.0	2%	3%	$835.2	$805.1	4%	4%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR (a)	332.1	320.1	4	4	599.8	562.5	7	7
Net non-cash MSR and mortgage banking derivative activity (a)	(11.8)	(0.6)	n.m.	n.m.	(20.8)	(2.4)	(767)	(753)
Value and Risk Advisory	95.8	89.5	7	8	176.0	168.6	4	5
Loan Servicing	41.5	39.0	6	6	80.2	76.4	5	5
Segment operating expenses	$453.5	$433.9	5%	5%	$831.9	$799.1	4%	5%
Segment platform operating expenses	441.7	420.8	5	6	806.5	776.7	4	4
Gross contract costs[5]	11.8	13.1	(10)	(9)	25.4	22.4	13	15
Equity earnings	$0.5	$4.8	(90)%	(90)%	$0.6	$5.4	(89)%	(89)%
Adjusted EBITDA[1]	$33.8	$36.0	(6)%	(8)%	$58.8	$46.7	26%	27%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Historically, net non-cash MSR and mortgage banking derivative activity was included in the Investment Sales, Debt/Equity Advisory and Other caption. Effective for Q2 2024, the net non-cash MSR and mortgage banking derivative activity revenue is separately presented in the above table and prior period financial information recast to conform with this presentation.
Capital Markets achieved broad-based revenue growth across all business lines despite residual macroeconomic headwinds, including interest rate uncertainty during the current quarter. Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR, increased in the office, industrial, and hotels sectors, and was geographically led by the UK, Australia and the United States. Notably, Investment Sales growth in the U.S. was greater than 20%, notably outperforming the broader market for investment sales, which fell 3% according to JLL Research. Revenue growth was partially offset by the impact of net non-cash MSR and mortgage banking derivative activity as well as a decline in Equity Advisory.
The increase in segment operating expenses was largely due to an $18.0 million impact associated with the August 2024 repurchase of a loan which JLL originated and then sold to Fannie Mae. This impact includes the amount of the repurchase price in excess of unpaid principal balance, for items such as unpaid interest, as well as current estimated losses associated with the repurchased loan, reflecting the current underlying value of the collateral.
The slight decline in Adjusted EBITDA was attributable to the aforementioned negative impact associated with the repurchased loan, which overshadowed the revenue growth described above and the benefit associated with cost management actions largely executed in 2023. In addition, the lower equity earnings reflected a $4.6 million benefit in the prior-year quarter which, as expected, did not recur this year.
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JLL Reports Financial Results for Second-Quarter 2024 - Page 8
Work Dynamics Second-Quarter 2024 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$3,933.3	$3,374.6	17%	17%	$7,572.8	$6,650.8	14%	14%
Workplace Management	3,021.1	2,553.4	18	19	5,892.8	5,050.6	17	17
Project Management	788.1	703.2	12	13	1,444.5	1,379.5	5	5
Portfolio Services and Other	124.1	118.0	5	5	235.5	220.7	7	6
Segment operating expenses	$3,883.3	$3,338.9	16%	17%	$7,493.7	$6,608.9	13%	14%
Segment platform operating expenses	470.6	442.1	6	7	910.4	877.9	4	4
Gross contract costs[5]	3,412.7	2,896.8	18	18	6,583.3	5,731.0	15	15
Adjusted EBITDA[1]	$71.1	$56.2	27%	26%	$122.0	$81.9	49%	50%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Work Dynamics revenue growth was led by continued strong performance in Workplace Management, as Americas contract wins and mandate expansions from 2023 onboarded. Project Management revenue grew over the prior-year quarter, primarily in the Americas and Asia Pacific, where higher pass-through costs drove the increase in revenue and management fees increased low single digits.
The increase in Adjusted EBITDA was primarily attributable to the top-line performance described above, largely driven by Workplace Management, and continued cost discipline. In addition, the timing of incentive compensation accruals positively impacted year-over-year profit performance for the quarter.
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JLL Reports Financial Results for Second-Quarter 2024 - Page 9
JLL Technologies Second-Quarter 2024 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$56.4	$60.6	(7)%	(7)%	$110.3	$122.0	(10)%	(10)%
Segment operating expenses	$72.1	$66.0	9%	9%	$135.6	$149.5	(9)%	(9)%
Segment platform operating expenses(a)	70.7	61.9	14	14	133.0	141.8	(6)	(6)
Gross contract costs[5]	1.4	4.1	(66)	(65)	2.6	7.7	(66)	(66)
Adjusted EBITDA[1]	$(10.9)	$(1.3)	(738)%	(704)%	$(16.0)	$(19.5)	18%	19%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Included in Segment platform operating expenses is carried interest expense of $2.2 million and $2.1 million for the three and six months ended June 30, 2024, and a reduction in carried interest expense of $10.0 million and $9.3 million for the three and six months ended June 30, 2023, related to Equity (losses) earnings of the segment.

The decline in JLL Technologies revenue was partially due to lower contract signings over the last few quarters and delayed decisions on technology spend from existing solutions clients, which included certain contract renewals.
Segment operating expenses includes carried interest, which was a $10.0 million reduction to expense in the prior-year quarter, versus incremental expense of $2.2 million this quarter. Carried interest expense is associated with equity earnings/losses on certain investments within the JLL Technologies Spark Venture Funds and the reduction to expense in the prior year reflected notable equity losses on certain investments in 2023.
The lower Adjusted EBITDA was entirely attributable to the $12.2 million change in carried interest expense, as described above, which overshadowed cost management actions and improved operating efficiency over the trailing twelve months.
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JLL Reports Financial Results for Second-Quarter 2024 - Page 10
LaSalle Second-Quarter 2024 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2024	2023			2024	2023
Revenue	$102.6	$143.9	(29)%	(27)%	$206.0	$258.3	(20)%	(19)%
Advisory fees	93.1	103.1	(10)	(8)	185.4	203.6	(9)	(8)
Transaction fees and other	6.9	5.0	38	39	15.8	15.4	3	7
Incentive fees	2.6	35.8	(93)	(92)	4.8	39.3	(88)	(87)
Segment operating expenses	$90.3	$111.3	(19)%	(18)%	$174.9	$203.8	(14)%	(14)%
Segment platform operating expenses	81.5	103.8	(21)	(20)	157.7	189.2	(17)	(16)
Gross contract costs[5]	8.8	7.5	17	16	17.2	14.6	18	18
Adjusted EBITDA[1]	$22.7	$34.8	(35)%	(31)%	$43.7	$57.9	(25)%	(20)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle’s decrease in revenue was primarily due to the expected decline in incentive fees compared with 2023. Advisory fees also declined, attributable to lower assets under management ("AUM"), as detailed below, and lower fees in Europe as a result of structural changes to a lower-margin business, as discussed in the first quarter.
The Adjusted EBITDA contraction was driven by lower revenues and a few discrete, individually immaterial items, partially offset by (i) the benefit of cost management actions largely executed in 2023 and (ii) an $8.2 million gain recognized following the purchase of a controlling interest in a LaSalle-managed fund.
As of June 30, 2024, LaSalle had $86.6 billion of AUM. Compared with AUM of $93.2 billion as of June 30, 2023, the AUM as of June 30, 2024, decreased 7% in USD (5% in local currency). The net decrease in AUM over the trailing twelve months resulted from (i) $4.3 billion of dispositions and withdrawals, (ii) $4.2 billion of net valuation decreases, (iii) $1.8 billion of foreign currency decreases, and (iv) a $0.2 billion decrease in uncalled committed capital and cash held, partially offset by (v) $3.9 billion of acquisitions.
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JLL Reports Financial Results for Second-Quarter 2024 - Page 11
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500® company with annual revenue of $20.8 billion and operations in over 80 countries around the world, our more than 110,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Tuesday, August 6, 2024, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (800) 715-9871; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the second quarter 2024 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2023, soon to be filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2024	2023	2024	2023

Revenue	$5,628.7	$5,052.5	$10,753.2	$9,768.0

Operating expenses:
Compensation and benefits	$2,599.2	$2,417.0	$5,014.8	$4,670.0
Operating, administrative and other	2,803.3	2,414.6	5,335.3	4,766.1
Depreciation and amortization	62.3	59.9	123.3	117.4
Restructuring and acquisition charges[4]	11.5	11.8	13.2	47.5
Total operating expenses	$5,476.3	$4,903.3	$10,486.6	$9,601.0

Operating income	$152.4	$149.2	$266.6	$167.0

Interest expense, net of interest income	41.7	40.5	72.2	66.8
Equity losses	(15.4)	(103.5)	(19.1)	(106.1)
Other income (expense)	9.7	(1.2)	11.2	(1.1)

Income (loss) before income taxes and noncontrolling interest	105.0	4.0	186.5	(7.0)
Income tax provision (benefit)	20.5	0.8	36.4	(1.5)
Net income (loss)	84.5	3.2	150.1	(5.5)

Net income (loss) attributable to noncontrolling interest	0.1	0.7	(0.4)	1.2

Net income (loss) attributable to common shareholders	$84.4	$2.5	$150.5	$(6.7)

Basic earnings (loss) per common share	$1.77	$0.05	$3.17	$(0.14)
Basic weighted average shares outstanding (in 000's)	47,539	47,748	47,512	47,652

Diluted earnings (loss) per common share	$1.75	$0.05	$3.12	$(0.14)
Diluted weighted average shares outstanding (in 000's)	48,317	48,334	48,302	47,652

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
MARKETS ADVISORY
Revenue	$1,078.8	$1,025.4	$2,028.9	$1,931.8

Platform compensation and benefits	$543.4	$546.4	$1,005.9	$1,007.4
Platform operating, administrative and other	92.1	93.3	179.0	186.9
Depreciation and amortization	17.4	17.4	34.8	34.5
Segment platform operating expenses	652.9	657.1	1,219.7	1,228.8
Gross contract costs[5]	312.7	284.3	617.6	563.4
Segment operating expenses	$965.6	$941.4	$1,837.3	$1,792.2
Segment operating income	$113.2	$84.0	$191.6	$139.6
Add:
Equity (losses) earnings	—	(0.1)	0.4	0.2
Depreciation and amortization(a)	16.5	16.5	32.9	32.6
Other income (expense)	0.7	(1.6)	1.6	(1.3)
Net income attributable to noncontrolling interest	(0.2)	(0.4)	(0.3)	(0.6)
Adjustments:
Net loss on disposition	—	1.8	—	1.8
Interest on employee loans, net of forgiveness	(0.6)	(0.8)	(1.3)	(1.3)
Adjusted EBITDA[1]	$129.6	$99.4	$224.9	$171.0

(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
CAPITAL MARKETS
Revenue	$457.6	$448.0	$835.2	$805.1

Platform compensation and benefits	$341.1	$335.4	$628.7	$619.3
Platform operating, administrative and other	83.3	69.2	144.1	125.3
Depreciation and amortization	17.3	16.2	33.7	32.1
Segment platform operating expenses	441.7	420.8	806.5	776.7
Gross contract costs[5]	11.8	13.1	25.4	22.4
Segment operating expenses	$453.5	$433.9	$831.9	$799.1
Segment operating income	$4.1	$14.1	$3.3	$6.0
Add:
Equity earnings	0.5	4.8	0.6	5.4
Depreciation and amortization	17.3	16.2	33.7	32.1
Other income	0.8	0.4	1.4	0.2
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	11.8	0.6	20.8	2.4
Interest on employee loans, net of forgiveness	(0.7)	(0.1)	(1.0)	0.6
Adjusted EBITDA[1]	$33.8	$36.0	$58.8	$46.7

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
WORK DYNAMICS
Revenue	$3,933.3	$3,374.6	$7,572.8	$6,650.8

Platform compensation and benefits	$333.8	$321.0	$653.6	$626.0
Platform operating, administrative and other	116.0	101.2	215.3	212.7
Depreciation and amortization	20.8	19.9	41.5	39.2
Segment platform operating expenses	470.6	442.1	910.4	877.9
Gross contract costs[5]	3,412.7	2,896.8	6,583.3	5,731.0
Segment operating expenses	$3,883.3	$3,338.9	$7,493.7	$6,608.9
Segment operating income	$50.0	$35.7	$79.1	$41.9
Add:
Equity earnings	0.4	0.8	1.1	1.2
Depreciation and amortization	20.8	19.9	41.5	39.2
Net (income) loss attributable to noncontrolling interest	(0.1)	(0.2)	0.3	(0.4)
Adjusted EBITDA[1]	$71.1	$56.2	$122.0	$81.9

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
JLL TECHNOLOGIES
Revenue	$56.4	$60.6	$110.3	$122.0

Platform compensation and benefits(a)	$53.5	$45.3	$100.8	$106.6
Platform operating, administrative and other	12.4	12.5	22.9	27.2
Depreciation and amortization	4.8	4.1	9.3	8.0
Segment platform operating expenses	70.7	61.9	133.0	141.8
Gross contract costs[5]	1.4	4.1	2.6	7.7
Segment operating expenses	$72.1	$66.0	$135.6	$149.5
Segment operating loss	$(15.7)	$(5.4)	$(25.3)	$(27.5)
Add:
Depreciation and amortization	4.8	4.1	9.3	8.0
Adjusted EBITDA[1]	$(10.9)	$(1.3)	$(16.0)	$(19.5)
Equity losses	$(9.0)	(103.9)	$(10.0)	$(99.0)
(a) Included in Platform compensation and benefits is carried interest expense of $2.2 million and $2.1 million for the three and six months ended June 30, 2024, and a reduction in carried interest expense of $10.0 million and $9.3 million for the three and six months ended June 30, 2023, related to Equity (losses) earnings of the segment.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
LASALLE
Revenue	$102.6	$143.9	$206.0	$258.3

Platform compensation and benefits	$59.0	$84.4	$120.3	$153.3
Platform operating, administrative and other	20.5	17.1	33.4	32.3
Depreciation and amortization	2.0	2.3	4.0	3.6
Segment platform operating expenses	81.5	103.8	157.7	189.2
Gross contract costs[5]	8.8	7.5	17.2	14.6
Segment operating expenses	$90.3	$111.3	$174.9	$203.8
Segment operating income	$12.3	$32.6	$31.1	$54.5
Add:
Depreciation and amortization	2.0	2.3	4.0	3.6
Other income	8.2	—	8.2	—
Net loss (income) attributable to noncontrolling interest	0.2	(0.1)	0.4	(0.2)
Adjusted EBITDA[1]	$22.7	$34.8	$43.7	$57.9
Equity losses	$(7.3)	(5.1)	$(11.2)	$(13.9)

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended June 30,			Six Months Ended June 30,
(in millions)	2024	2023		2024	2023
Cash flows from operating activities[7]:			Cash flows from investing activities:
Net income (loss)	$150.1	$(5.5)	Net capital additions – property and equipment	$(81.4)	$(88.2)
Reconciliation of net income to net cash used in operating activities:			Business acquisitions, net of cash acquired	(39.3)	(13.6)
Depreciation and amortization	123.3	117.4	Capital contributions to investments	(41.0)	(66.2)
Equity losses	19.1	106.1	Distributions of capital from investments	9.6	12.7
Net loss on dispositions	—	1.8	Other, net	(2.0)	(5.4)
Distributions of earnings from investments	7.2	6.0	Net cash used in investing activities	(154.1)	(160.7)
Provision for loss on receivables and other assets	31.7	19.0	Cash flows from financing activities:
Amortization of stock-based compensation	56.8	53.0	Proceeds from borrowings under credit facility	4,713.0	4,478.0
Net non-cash mortgage servicing rights and mortgage banking derivative activity	20.8	2.4	Repayments of borrowings under credit facility	(4,063.0)	(3,853.0)
Accretion of interest and amortization of debt issuance costs	2.6	2.1	Net repayments of short-term borrowings	(15.4)	(55.3)
Other, net	(0.7)	3.6	Payments of deferred business acquisition obligations and earn-outs	(4.9)	(21.8)
Change in:			Repurchase of common stock	(40.4)	(19.5)
Receivables	114.9	139.8	Noncontrolling interest contributions, net	3.3	—
Reimbursable receivables and reimbursable payables	(79.3)	(51.0)	Other, net	(26.0)	(24.5)
Prepaid expenses and other assets	16.2	(4.9)	Net cash provided by financing activities	566.6	503.9
Income taxes receivable, payable and deferred	(150.3)	(116.1)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(14.7)	3.8
Accounts payable, accrued liabilities and other liabilities	(139.4)	(119.8)	Net change in cash, cash equivalents and restricted cash	$(5.8)	$(132.3)
Accrued compensation (including net deferred compensation)	(576.6)	(633.2)	Cash, cash equivalents and restricted cash, beginning of the period	663.4	746.0
Net cash used in operating activities	$(403.6)	$(479.3)	Cash, cash equivalents and restricted cash, end of the period	$657.6	$613.7

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	June 30,	December 31,		June 30,	December 31,
(in millions, except share and per share data)	2024	2023		2024	2023
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$424.4	$410.0	Accounts payable and accrued liabilities	$1,154.0	$1,406.7
Trade receivables, net of allowance	1,911.5	2,095.8	Reimbursable payables	1,746.0	1,796.9
Notes and other receivables	417.9	446.4	Accrued compensation and benefits	1,098.0	1,698.3
Reimbursable receivables	2,345.2	2,321.7	Short-term borrowings	126.2	147.9
Warehouse receivables	642.4	677.4	Short-term contract liability and deferred income	217.9	226.4
Short-term contract assets, net of allowance	310.3	338.3	Warehouse facilities	655.5	662.7
Prepaid and other	582.3	567.4	Short-term operating lease liability	155.6	161.9
Total current assets	6,634.0	6,857.0	Other	360.8	345.3
Property and equipment, net of accumulated depreciation	596.9	613.9	Total current liabilities	5,514.0	6,446.1
Operating lease right-of-use asset	759.4	730.9	Noncurrent liabilities:
Goodwill	4,609.2	4,587.4	Credit facility, net of debt issuance costs	1,262.1	610.6
Identified intangibles, net of accumulated amortization	743.9	785.0	Long-term debt, net of debt issuance costs	767.9	779.3
Investments	819.7	816.6	Long-term deferred tax liabilities, net	42.5	44.8
Long-term receivables	394.1	363.8	Deferred compensation	620.0	580.0
Deferred tax assets, net	507.8	497.4	Long-term operating lease liability	779.8	754.5
Deferred compensation plans	639.8	604.3	Other	424.4	439.6
Other	204.2	208.5	Total liabilities	$9,410.7	$9,654.9
Total assets	$15,909.0	$16,064.8

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,013.3	2,019.7
			Retained earnings	5,941.9	5,795.6
			Treasury stock	(913.6)	(920.1)
			Shares held in trust	(11.9)	(10.4)
			Accumulated other comprehensive loss	(651.0)	(591.5)
			Total company shareholders' equity	6,379.2	6,293.8
			Noncontrolling interest	119.1	116.1
			Total equity	6,498.3	6,409.9
			Total liabilities and equity	$15,909.0	$16,064.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 5),
(iv)Net Debt (refer to Note 5), and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Effective January 1, 2024, the definitions of Adjusted EBITDA and Adjusted net income attributable to common shareholders were updated to exclude certain equity earnings/losses as further described below. Comparable periods have been recast to conform to the revised presentation.
Also effective with first-quarter 2024 reporting, the company no longer reports the non-GAAP measures "Fee revenue" and "Fee-based operating expenses" following the conclusion of a comment letter from the Securities and Exchange Commission Staff in February 2024.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2023, the $1.8 million loss related to the disposition of a business in Markets Advisory.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in our Leasing and Capital Markets businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (JLL Technologies and LaSalle) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses in the remaining segments represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023

Net income (loss) attributable to common shareholders	$84.4	$2.5	$150.5	$(6.7)
Add:
Interest expense, net of interest income	41.7	40.5	72.2	66.8
Income tax provision (benefit)	20.5	0.8	36.4	(1.5)
Depreciation and amortization(a)	61.4	59.0	121.4	115.5
Adjustments:
Restructuring and acquisition charges[4]	11.5	11.8	13.2	47.5
Net loss on disposition	—	1.8	—	1.8
Net non-cash MSR and mortgage banking derivative activity	11.8	0.6	20.8	2.4
Interest on employee loans, net of forgiveness	(1.3)	(0.9)	(2.3)	(0.7)
Equity losses - JLL Technologies and LaSalle	16.3	109.0	21.2	112.9
Adjusted EBITDA	$246.3	$225.1	$433.4	$338.0

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except share and per share data)	2024	2023	2024	2023

Net income (loss) attributable to common shareholders	$84.4	$2.5	$150.5	$(6.7)
Diluted shares (in thousands)(b)	48,317	48,334	48,302	47,652
Diluted earnings (loss) per share	$1.75	$0.05	$3.12	$(0.14)

Net income (loss) attributable to common shareholders	$84.4	$2.5	$150.5	$(6.7)
Adjustments:
Restructuring and acquisition charges[4]	11.5	11.8	13.2	47.5
Net non-cash MSR and mortgage banking derivative activity	11.8	0.6	20.8	2.4
Amortization of acquisition-related intangibles(a)	15.8	17.2	31.0	33.7
Net loss on disposition	—	1.8	—	1.8
Interest on employee loans, net of forgiveness	(1.3)	(0.9)	(2.3)	(0.7)
Equity losses - JLL Technologies and LaSalle	16.3	109.0	21.2	112.9
Tax impact of adjusted items(c)	(15.3)	(39.8)	(25.2)	(54.5)
Adjusted net income attributable to common shareholders	$123.2	$102.2	$209.2	$136.4
Diluted shares (in thousands)	48,317	48,334	48,302	48,357
Adjusted diluted earnings per share	$2.55	$2.12	$4.33	$2.82
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) For the six months ended June 30, 2023, basic shares outstanding were used in the calculation of dilutive loss per share as the impact of unvested stock-based compensation awards would be anti-dilutive.
(c) For the first half of 2024 and 2023, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2024	% Change	2024	% Change
Revenue:
At current period exchange rates	$5,628.7	11%	$10,753.2	10%
Impact of change in exchange rates	32.5	n/a	38.1	n/a
At comparative period exchange rates	$5,661.2	12%	$10,791.3	10%

Operating income:
At current period exchange rates	$152.4	2%	$266.6	60%
Impact of change in exchange rates	2.7	n/a	8.1	n/a
At comparative period exchange rates	$155.1	4%	$274.7	65%

Adjusted EBITDA:
At current period exchange rates	$246.3	9%	$433.4	28%
Impact of change in exchange rates	2.7	n/a	8.0	n/a
At comparative period exchange rates	$249.0	11%	$441.4	31%
2.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorable or unfavorable.
3.    As of June 30, 2024, LaSalle had $86.6 billion of real estate assets under management ("AUM"), composed of $45.6 billion invested in fund management vehicles, $37.8 billion invested in separate accounts and $3.2 billion invested in public securities. The geographic distribution was $28.9 billion in North America, $23.4 billion in Europe and $20.2 billion in Asia Pacific. The remaining $14.1 billion relates to Global Solutions which is a global business line.
    Compared with AUM of $89.7 billion as of March 31, 2024, the AUM as of June 30, 2024, decreased 3% in USD (2% in local currency). The net decrease in AUM during the quarter resulted from (i) $1.3 billion of net valuation decreases, (ii) $1.2 billion of foreign currency decreases, (iii) $0.7 billion decrease in uncalled committed capital and cash held, (iv) $0.7 billion of dispositions and withdrawals, partially offset by (v) $0.8 billion of acquisitions.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $0.6 billion in private equity capital for the quarter ended June 30, 2024.

4.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Severance and other employment-related charges	$7.2	$5.8	$11.7	$31.5
Restructuring, pre-acquisition and post-acquisition charges	6.4	6.6	14.1	16.6
Fair value adjustments that resulted in a net decrease to earn-out liabilities from prior-period acquisition activity	(2.1)	(0.6)	(12.6)	(0.6)
Total Restructuring and acquisition charges	$11.5	$11.8	$13.2	$47.5
5.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA.
Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	June 30, 2024	March 31, 2024	June 30, 2023

Total debt	$2,176.4	$2,297.5	$2,344.0
Less: Cash and cash equivalents	424.4	396.7	402.5
Net Debt	$1,752.0	$1,900.8	$1,941.5

Divided by: Trailing twelve-month Adjusted EBITDA	$1,033.8	$1,012.6	$974.3
Net Leverage Ratio	1.7x	1.9x	2.0x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
Below is a reconciliation of net cash used in operating activities to Free Cash Flow.

	Six Months Ended June 30,
(in millions)	2024	2023

Net cash used in operating activities	$(403.6)	$(479.3)
Net capital additions - property and equipment	(81.4)	(88.2)
Free Cash Flow[5]	$(485.0)	$(567.5)

6.    The company defines "Resilient" revenue as (i) Property Management, within Markets Advisory, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets, (iii) Workplace Management, within Work Dynamics, (iv) JLL Technologies and (v) Advisory Fees, within LaSalle.
The company defines "Transactional" revenue as (i) Leasing and Advisory, Consulting and Other, within Markets Advisory, (ii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, (iii) Project Management and Portfolio Services and Other, within Work Dynamics and (iv) Incentive fees and Transaction fees and other, within LaSalle.
7.     Within the Consolidated Statements of Cash Flows, the company made certain presentation changes and recast prior-period information to conform with the current presentation. More specifically, the company recast certain components and captions within Cash flows from operating activities, which had no impact on previously-reported Net cash provided by operating activities or on the other consolidated financial statements.
8.    Greater China: China, Hong Kong, Macau and Taiwan.

Appendix: Additional Segment Detail

	Three Months Ended June 30, 2024
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue(a)	$619.1	436.6	23.1	$1,078.8	$320.3	95.8	41.5	$457.6	$3,021.1	788.1	124.1	$3,933.3	$56.4	$102.6	$5,628.7
Gross contract costs[5]	$5.9	304.4	2.4	$312.7	$8.6	3.2	—	$11.8	$2,793.4	555.2	64.1	$3,412.7	$1.4	$8.8	$3,747.4
Platform operating expenses				$652.9				$441.7				$470.6	$70.7	$81.5	$1,717.4
Adjusted EBITDA[1]				$129.6				$33.8				$71.1	$(10.9)	$22.7	$246.3
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $11.8 million for the three months ended June 30, 2024 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended June 30, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$591.4	409.9	24.1	$1,025.4	$319.5	89.5	39.0	$448.0	$2,553.4	703.2	118.0	$3,374.6	$60.6	$143.9	$5,052.5
Gross contract costs[5]	$3.4	278.9	2.0	$284.3	$10.2	2.9	—	$13.1	$2,365.2	473.5	58.1	$2,896.8	$4.1	$7.5	$3,205.8
Platform operating expenses				$657.1				$420.8				$442.1	$61.9	$103.8	$1,685.7
Adjusted EBITDA[1]				$99.4				$36.0				$56.2	$(1.3)	$34.8	$225.1
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $0.6 million for the three months ended June 30, 2023 within Investment Sales, Debt/Equity Advisory and Other.

Appendix: Additional Segment Detail (continued)

	Six Months Ended June 30, 2024
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue(a)	$1,116.4	866.3	46.2	$2,028.9	$579.0	176.0	80.2	$835.2	$5,892.8	1,444.5	235.5	$7,572.8	$110.3	$206.0	$10,753.2
Gross contract costs[5]	$10.1	602.9	4.6	$617.6	$19.7	5.7	—	$25.4	$5,456.5	1,001.1	125.7	$6,583.3	$2.6	$17.2	$7,246.1
Platform operating expenses				$1,219.7				$806.5				$910.4	$133.0	$157.7	$3,227.3
Adjusted EBITDA[1]				$224.9				$58.8				$122.0	$(16.0)	$43.7	$433.4
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $20.8 million for the six months ended June 30, 2024 within Investment Sales, Debt/Equity Advisory and Other.

	Six Months Ended June 30, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue(a)	$1,078.4	810.1	43.3	$1,931.8	$560.1	168.6	76.4	$805.1	$5,050.6	1,379.5	220.7	$6,650.8	$122.0	$258.3	$9,768.0
Gross contract costs[5]	$7.9	552.0	3.5	$563.4	$17.4	5.0	—	$22.4	$4,679.2	938.9	112.9	$5,731.0	$7.7	$14.6	$6,339.1
Platform operating expenses				$1,228.8				$776.7				$877.9	$141.8	$189.2	$3,214.4
Adjusted EBITDA[1]				$171.0				$46.7				$81.9	$(19.5)	$57.9	$338.0
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $2.4 million for the six months ended June 30, 2023 within Investment Sales, Debt/Equity Advisory and Other.